UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No.2)

REGISTRATION UNDER THE SECURITIES ACT OF 1933

BAETA CORP.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

26-0722186
(I.R.S. Employer Identification Number)

253 Warren Avenue Fort Lee, NJ 07024 (201) 471-0998
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Alexander Gak
253 Warren Avenue
Fort Lee, NJ 07024
(201) 471-0998

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

The Sourlis Law Firm
Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,141,962	(1)	$1.00	$1,141,962	$116.00	(2) (3)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	The registration fee has been paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2009

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

1,141,962 Shares of Common Stock

BAETA CORP, INC.

$1.00 per Share

This prospectus relates to the resale of up to 1,141,962 shares of our common stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. To the best of our knowledge, none of the Selling Stockholders are broker-dealers, underwriters or affiliates thereof.

We have arbitrarily set an offering price of $1.00 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is presently not traded or quoted on any market or securities exchange. The sales price to the public is fixed at $1.00 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board or other exchange or quotation system, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board or other exchange or quotation system, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Stockholders. The selling stockholders are offering their respective shares of common stock for sale at the disclosed fixed price of $1.00 per share. This offering price will be in effect until our common stock is quoted on the OTC Bulletin Board. Once our common stock is quoted on the OTC Bulletin Board, the selling stockholders’ offering price will be dictated by then prevailing market prices or privately negotiated prices.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 5.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is February 10, 2009.

PROSPECTUS

BAETA CORP.
1,141,962 SHARES COMMON STOCK
$1.00 per Share

TABLE OF CONTENTS

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our Common Stock.

BAETA Corp. (“BAETA,” the “Company,” “we,” “us” and similar terms) has designed and developed a line of products for the monitoring, reporting, and recording of pain in hospital and outpatient settings. BAETA’s line of products consists of a hospital-based Pain Monitoring System and an outpatient MyPainAway™ Pain Tracking System marketed as a consumer product. Additionally, the company is developing MyPillsOntime™, an automatic medication reminder/dispenser system for consumer market, as well as a commercial version of MyPainAway™, for use in the hospital and healthcare facility market that we are working to launch in the fiscal year 2010.

We intend to enter the marketplace with a line of products that allow for shifting control of pain management processes from the doctor to the patient.

Through use of our products, patients become vocal advocates of their own pain management, voicing their opinion in the form of hard data that is easy to monitor, store, report, print, and evaluate.

Organizational History

Incorporated in State of New Jersey on August 14, 2007, we are a development stage medical technology company that develops and manufactures advanced products for the global vital signs monitoring industry. Our flagship product is a patent-pending pain management and assessment product targeted for the estimated 25 million chronic pain sufferers in the United States. Management successfully launched  the product, called “MyPainAway™,” and its interactive customer website during the fourth quarter of 2008. Since inception, we have focused our operations towards the development and marketing of our products, and have not generated revenue.

Summary Financial Information

The table below summarizes:

•	The audited financial statements of BAETA Corp. for the fiscal year ended December 31, 2007; and
•	The unaudited financial statements of BAETA Corp. for the three and nine months ended September 30, 2008.

Balance Sheet Summary:

	At September 30, 2008	At December 31, 2007
	(Unaudited)	(Taken from the Audited Financial Statements*)
Balance Sheet
Cash and Cash Equivalents	$30,157	$10,150
Total Assets	$40,255	$10,471
Total Liabilities	$228,780	$20,000
Total Stockholders’ Deficit	$(188,526)	$(9,529)

* The auditors did not audit the contents of this table.

Statement of Operations Summary:

	For the Three Months Ended September 30, 2008	For the Nine Months Ended September 30, 2008	For the Fiscal Year Ended December 31, 2008	For the Period August 14, 2007 (Inception) to September 30, 2008
	(Unaudited)	(Unaudited)	(Taken from the Audited Financial Statements*)	(Unaudited)
Statement of Operations:
Revenue	$0	$0	$0	$0
Net Loss	$209,357	$413,663	$11,529	$425,193
Net Loss Per Share of Common Stock , basic and diluted	$(0.01)	$(0.04)	$11.53

* The auditors did not audit the contents of this table.
AVAILABLE INFORMATION

Upon the filing of the Company’s registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”) the Company will be subject to the reporting and information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and will therefore be required to file annual and quarterly reports and other statements with the SEC. Such reports and statements will be available free of charge on the SEC’s website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 253 Warren Avenue, Fort Lee, NJ 07024.  Our telephone number is (201) 471-0998.

OFFERING SUMMARY

The Issuer:	BAETA Corp., a New Jersey corporation

Selling Stockholders:
The Selling Stockholders named in this prospectus are existing stockholders of our company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 1,141,962 shares of our common stock, par value $0.0001 per share.

Offering Price:
The offering price of the common stock is $1.00 per share. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Minimum Number of Shares to Be Sold in This Offering:	None

Capitalization:
Common Stock:  100,000,000 shares authorized; 21,521,962 shares outstanding as of the date of this prospectus.

Preferred Stock:  10,000,000 shares authorized; 100 shares of Series A Preferred Stock outstanding. The outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.  The outstanding 100 shares of Series A Preferred Shares are held by Dr. Alexander Gak, our President and CEO.

The voting rights of the Company’s Series A Preferred Stock effectively eliminate the voting rights of our common stockholders. Potential investors should consider this as a risk of investment prior to purchasing our common stock. See “Risk Factors”.

Common Stock Outstanding Before and After the Offering:
21,521,962 Shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All of the proceeds of the offering will go to the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

Risks Related to Our Business

We are not currently profitable and may not become profitable.

We have incurred significant operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock. At September 30, 2008, we had $30,157 cash on-hand and our stockholder’s deficit was $188,526, and there is substantial doubt as our ability to continue as a going concern.

We are a development stage company and are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are an early-stage medical technology company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations is subject to changing needs of patients, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

Our primary assets consist of intangibles, and there is no assurance that our operations will be successful.

Our primary asset consists of Intellectual Property, concepts, methods and strategies related to MyPainAway pain tracking system, its associated online user portal and MyPillsOntime automatic pill dispensing unit. Furthermore, while patent applications for our technologies have been filed, no such patents have yet been granted, nor are there any assurances that such patents will be granted. As a result of the foregoing, we will likely incur additional losses in the future. There is no assurance that our operations will be successful or that it will be profitable in the future.

We will need to obtain additional financing.

We will be required to obtain additional financing to continue to operate our business. There can be no assurance that any additional financing, if required, will be available to us on acceptable terms, if at all. Any inability of us to obtain additional financing, if required, could have a material adverse effect on our financial condition and results of operations.

Our product lines may never gain commercial acceptance.

We believe that our plans to develop and attract a significant proprietary presence in the vital signs monitoring market offers significant growth potential. There can be no guarantee that our plan of operation will be commercially accepted at revenue levels sufficient to permit us to achieve or maintain profitable operations.

We may be unable to adequately protect our proprietary rights or may be sued by third parties for infringement of their proprietary rights.

The medical technology industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of trade secret, copyright or patent infringement. We may inadvertently infringe a patent of which we are unaware. In addition, because patent applications can take many years to issue, there may be a patent application now pending of which we are unaware that will cause us to be infringing when it is issued in the future. If we make any acquisitions, we could have similar problems in those industries. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of our alleged infringement of another’s intellectual property, forcing us to do one or more of the following:

o	Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

o	Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or

o	Redesign those products or services that incorporate such technology.

A successful claim of infringement against us, and our failure to license the same or similar technology, could adversely affect our business, asset value or stock value. Infringement claims, with or without merit, would be expensive to litigate or settle, and would divert management resources.

A dispute concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and costly, and an unfavorable outcome could harm our business.

We may be exposed to future litigation by third parties based on claims that our programs infringe the intellectual property rights of others. If we become involved in litigation, it could consume a substantial portion of our managerial and financial resources, regardless of whether we win or lose. We may not be able to afford the costs of litigation. Any legal action against us or our collaborators could lead to:

●	payment of damages, potentially treble damages, if we are found to have willfully infringed a party’s patent rights;
●	injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or
●	we or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

As a result of the foregoing, we could be prevented from commercializing current or future products.

We may not be able to successfully patent our technologies, which could have potentially devastating effects on our business and ability to compete in the marketplace.

Our intellectual property consists of the following:

1.	MyPainAway brand trademark. Trademark registration filed January 2008.

2.	MyPainAway™ and MyPainAway™ Monitoring System integrated hardware and software technology.

3.	Patent pending for “Device, Method and/or System for Monitoring the Condition of a Subject,” docket No U.S. 1488/07, originally submitted July 2007.

4.	Patent pending for “Automatic Reminder and Dispensing Device, System and Method Therefore,” docket No U.S. 1509/08, originally submitted May 2008.

The is no assurance that the U.S. Patent and Trademark Office will grant us patents on any of our proprietary technologies, nor any assurances that we can adequately protect any of our intellectual property from infringement claims or prosecutions.

We are highly dependent on the services of Dr. Alexander Gak, our sole officer and director.

Our success depends on the efforts and abilities of Dr. Alexander Gak, our sole officer and director. The loss of the services of Dr. Gak would have a material adverse effect on us.  Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts.

As our business grows, we will need to attract additional employees which we might be able to do.

We have one full-time officer and director, Dr. Alexander Gak, the President and CEO. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

We may not be able to compete successfully with current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.  In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our products, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

The ability to generate long-term contracts for the sale of our products is vital.

We lack long-term contracts and there can be no assurance that we will successfully establish or maintain any long-term contracts in the future.

Our product lines may be subject to future government regulation.

While our product lines are not currently subject to regulation by the U.S. Food and Drug Administration (“FDA”), there is no guarantee that our products won’t become subject to future regulation. Any future regulation by the FDA or other governmental authority could potentially have devastating effects on our ability to conduct operations.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a New Jersey corporation. New Jersey law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. New Jersey law also authorizes New Jersey corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available.  There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may not be able to generate revenue.

We do not have an organization for the sales, marketing and distribution of our products. We must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed our cost effectiveness. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company and officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. The enforcement of a claim alleging that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming and the outcome is unpredictable. We cannot assure you that these agreements will not be breached, that we will be able to do much to protect ourselves if they are breached, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If any of these events occurs, then we run the risk of losing control over valuable company information, which could negatively affect our competitive position.

Risks Relating to Ownership of Our Common Stock

There is no active market for our common stock. One may never develop or if developed, be sustained and you could lose your investment in our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board.  There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange.  Any trading market that may develop in the future for our common stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Dr. Gak is our sole director and has the right to designate classes and rights of our Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.0001 par value, with designations, rights and preferences determined from time to time by our Board of Directors,  Dr.  Gak is our sole director and therefore, is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.  This could adversely affect the value of our common stock.

Voting Rights Risk

We have 100 shares of our Series A Preferred Stock outstanding. The outstanding shares of Series A Preferred Stock votes together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. The 100 shares of Series A Preferred Shares are held by Dr. Alexander Gak, our President and CEO. The right of the Series A Preferred Stock to vote on all matters with the common stock and having 80% of the vote effectively eliminates the voting power of our common stock and may suppress the value of our common stock.

Change of Control Risk

As the sole holder of our Series A Preferred Stock, Dr. Gak maintains majority voting power and sole discretion with regards to election of directors, disposition of major corporate assets, pursuing or rejecting any potential transaction, including one which would result in a change of control of the Company, even though such transaction might be beneficial to the stockholders of the Company.  Such right may suppress the value of our common stock, and should be considered a material risk to investing in our common stock.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Upon the effectiveness of this registration statement, our Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We will be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act and the rules of the Nasdaq Global Market.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

	that a broker or dealer approve a person's account for transactions in penny stocks; and

	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

	obtain financial information and investment experience objectives of the person; and


make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

	sets forth the basis on which the broker or dealer made the suitability determination; and

	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of common stock in the future may be volatile.

If a market develops for our common stock, the market price of our common stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results.  Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.  In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

General

We are a medical technology company that develops and manufactures advanced products for the global vital signs monitoring industry. Our flagship product is a patent-pending pain management and assessment product targeted for the estimated 25 million chronic pain sufferers in the United States. Management successfully launched the product, called “MyPainAway™,” and its interactive customer website during the fourth quarter of 2008.

Generally, we design and develop a line of products for monitoring, reporting, and recording of pain in hospital and outpatient settings. As mentioned, the line of products consists of a hospital-based Pain Monitoring System and an outpatient MyPainAway™ Pain Tracking System marketed as a consumer product. Additionally, the company is developing MyPillsOntime™, an automatic medication reminder/dispenser system for consumer market, as well as a commercial version of MyPainAway™, for use in the hospital and healthcare facility market that we are working to launch in the fiscal year 2010

Organizational History

Our Company was incorporated in the State of New Jersey on August 14, 2007. On April 18, 2008, our shareholders approved an amendment to our Certificate of Incorporation so that, as amended: (a) our authorized capital stock was increased so that the authorized number of common shares was increased from 1,000 shares to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The amendment also gave our Board of Directors the right to establish one or more series of preferred stock in such amounts and with such rights, privileges, and preferences as our Board of Directors may, from to time, determine.

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares and file a Certificate of Designation for the Series A Preferred Shares. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted.  Mr. Gak owns the 100 outstanding shares of Series A Preferred Stock.

Objectives

BAETA Corp. is a Vital Sign Monitoring Company with the mission to develop and commercialize innovative Vital Sign Monitoring technologies. Currently the Company focuses on Pain Monitoring technologies based on proprietary Pain Monitoring Algorithms.

Despite increased emphasis on pain management across the board, we believe the U.S. Health Care System has failed to significantly improve pain management to date. We believe that pain is still grossly under-treated in the medical profession and that the main reason for this failure is the fact that patients still lack effective tools to communicate their pain to health care providers. A patient's pain is a subjective, individual feeling and cannot be felt to the same degree by the doctor. Empathy of the doctor is the driving force of the Pain Management Process today. The doctor assesses the degree of patient’s distress subjectively, and then implements the minimally effective regimen in fear of possible side effects.

We intend to enter the marketplace with a line of products to allow shifting control of pain management processes from the doctor to the patient.

Through use of our products, patients become vocal advocates of their own pain management, voicing their opinion in the form of hard data that is easy to monitor, store, report, print, and evaluate.

Business Development

Our core business focus is on development and commercialization of vital signs monitoring technologies. At the present time BAETA is focusing on Pain Monitoring Technology. The company plans to expand into other vital sign monitoring technologies that complement the core business. This list currently includes Pulse Oximetry, EKG, Blood pressure, Cardiac output, Carbon dioxide, and Temperature. The non-core business focuses on adapting core technologies to the consumer market. Our business includes design, development, manufacturing, and marketing of consumer products that embody BAETA’s proprietary technologies.

Since our inception, we have achieved the following Milestones:

1.	August 2007:
-	BAETA Corp. is incorporated
-	Key Pain Monitoring Intellectual Property secured

2.	September 2007:
-	Development of proof of concept for MyPainAway™ Pain Tracking System commenced

3.	November 2007:
-	Hardware and software engineering solutions for MyPainAway™ Pain Tracking System delivered

4.	December 2007:
-	Advertising solution for MyPainAway™ Internet Portal negotiated

5.	January 2008:
-	MyPainAway™ Internet Gateway and Windows Application delivered

6.	February 2008:
-	MyPainAway™ Internet Portal v1.0 delivered

7.	March 2008:
-	Manufacturing solution for MyPainAway™ device delivered.
-	Securities Attorney and Investment Banking services retained for direct registration of securities

8.	May 2008:
-	Intellectual property secured for Automated Pill Reminding and Dispensing System.

9.	June 2008:
-	Design and development of MyPillsOnTime™ Pill Reminder and Dispenser started.

Products and Services

MyPainAway™ Pain Tracking System:

Product Overview

This handheld consumer device allows patients and sufferers of chronic and acute pain, to track real-time pain onset, breakthrough and therapeutic pain intervention responses through a handheld device. The data collected by the MyPainAway™ Pain Tracking System device is transmitted by the patient, via standard USB connection, to their personal computer. The patient then sends the data to their medical practitioner. The online system displays daily graphs and charts that clearly display the onset and severity of the patient’s pain, as well as the duration of the sensations of pain, and most importantly, the efficacy of the doctor’s chosen regimen of therapeutic and/or pharmaceutical intervention. The data allows medical practitioners to clearly understand the efficacy of chosen treatment plans, while also helping to quantify and track pain management protocols. MyPainAway™ Pain Tracking System gives both patient and physician a clear visual representation of the benefit of a given treatment regimen, that can be analyzed and modified, based upon the patient’s response to various treatments.

We have developed the final version of its prototype, validated the technology and its functionality and have contracted with three manufacturers for the production of the MyPainAway™ Pain Tracking System device. We anticipate that it will require approximately $100,000 in additional development capital to manufacture the initial run of MyPainAway™ Pain Tracking System devices and initiate market testing of the product. We began marketing and successfully launched the MyPainAway device for sale during the fourth quarter of 2008.

MyPainAway™ Specifications

MyPainAway™ Pain Tracking System is an individual pain reporting system designed to produce high fidelity representation of temporal evolution of patients’ pain. Seeing the picture of daily pain dynamics allows a physician to identify breakthrough pain episodes, determine analgesic requirements, and prescribe the appropriate regimen with confidence. Pain reports serve as hard evidence of a patient's pain and as helpful aid in doctor’s decision making.

MyPainAway™ Pain Tracking System allows a patient to record changes in painful distress through a hand-held counter, upload the data to the personal computer through a USB connection, synchronize the data with the Internet Account, view and print Pain Reports Online or Offline.

Additionally, MyPainAway™ Pain Tracking System allows a health care practitioner to view changes in patients' painful distress through printed Pain Reports. The practitioner may also establish an Online Account to create a Census of patients, add multiple patients to the Census, view and print Pain Reports for selected patients Online or Offline.

Because it is a patient-driven service, MyPainAway™ Pain Tracking System is offered as a consumer product, not as a medical device. The product is neither a therapeutic device nor a diagnostic device that measures physiologic parameters therefore it does not require FDA approval.

Components

MyPainAway™ Pain Button

The Pain Button is a hand-held counter capable of acquiring patient data, storing it in self-contained memory, and uploading it to a personal computer/ Internet through a USB connection. MyPainAway™ Pain Button will be offered in several ergonomically designed embodiments as well as in combination with a medication dispensing case.

MyPainAway™ Stand Alone Windows Application and Internet Gateway

This component is designed to allow communication between MyPainAway™ Pain Button and the Internet via USB port. It is also designed to support data management, Report viewing and printing in case Internet is not available.

MyPainAway™ Internet Portal.

The Internet Portal consists of two specifically designated areas for Patients and Practitioners.

“Patient's Area” supports the following capabilities:

1. Report Viewing and Printing – patients are able to view and print Daily, Weekly, and Monthly Pain Reports:

2. Profile Management. Patients are able to modify access and personal information:

3. Device Management.

Patients are able to view device registration status, battery power, download software updates.

4. Ask a Question.

We intend to develop and offer a service where patients would be able to ask affiliated doctors questions regarding their Pain Management. Upon receipt of the questions, it is contemplated that a doctor on-call would provide medical advice within 24 hours.

Additionally, the Patient Area of MyPainAway™ Internet Portal will provide access to Pain Resources, the list of registered practitioners, and community tools.

Practitioner's Area supports the following capabilities:

1.	Viewing and printing Pain Reports.
2.	Creating a Census.
3.
Addition of new patients to Census. (In compliance with HIPAA regulations, addition of new patients to Census requires insertion of the patient's Pain Button into the practitioner's computer USB port. Such action constitutes Consent to accessing private information).

4.	Deleting a patient from Census.

Hospital-based Pain Monitoring System

The Hospital-based Pain Monitoring System will allow hospital patients to project the degree of their painful distress to the Health care team in Real Time. It will alert the Health care team to the need of a Pain Management intervention.

The Monitoring System will incorporate all technological elements developed for MyPainAway™ Pain Tracking System. Data acquisition device will be a modification of MyPainAway™ Pain Button. Data processing, storage and reporting solutions are already in place as integral parts of MyPainAway™ product. Data transmission will be accomplished using existing wireless data transmission protocols.

Development of the Hospital-based Pain Monitoring System is projected to start in the Fourth Quarter of 2010.

II. MyPillsOnTime™ Automatic Medication Reminder Dispenser:

The Automatic Medication Reminder Dispenser system is designed to address the central problem of oral medication therapy, namely, how to maintain therapeutic blood level of a prescribed medication. Leveraging the technology developed for MyPainAway™ product, the company is able to introduce a portable device that allows dispensing of multiple medication doses at the pre-programmed times. The system also allows for communication between the personal computer user interface, where the drug regimen is programmed, the device docking station, where medication storage and refill take place, and the portable device, where daily drug regimen is stored and dispensed.

The Reminder Dispenser will be offered in three versions targeting major consumer segments:

MyPillsOnTime LIFESAVER – entry level model with manual re-fill and automated reminding and dispensing capabilities. Estimated MSRP $299.00.

MyPillsOnTime MASTER – mid-level model with automated re-fill and automated reminding and dispensing capabilities. Estimated MSRP $599.00.

MyPillsOnTime FUTURO – high-end model with advanced design and elevated user experience.
Estimated MSRP $799.00.

The portable device is equipped with audio and visual alarms that prompt the patient to take an appropriate dose at the appropriate time. Once the daily regimen is completed, the device is inserted into the docking station for automatic refill.

MyPillsOnTime Internet Portal

The Internet Portal supports the following functions:

•	Programming medication regimen:

•	Requesting refill prescriptions:

•	Drug safety information:

Additionally, patients are able to view compliance reports and share the reports with their physicians.

MyHealthID™ Medical Records System:

On September 15, 2008, the BAETA management authorized the exclusive acquisition and license of MyHealthID™ Medical Records System from Extranome, Inc., a New Jersey corporation (“Extranome”). At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and CEO.  This licensing agreement is attached to this prospectus as Exhibit 10.1. MyHealthID™ is an innovative solution that shifts the paradigm for access to medical records from the doctor's office to a patient-controlled online repository.

Leveraging the latest electronic document management, security, and online technology, MyHealthID™ enables doctors to upload patient-requested medical records into their online portal. Patients can then provide selective access to individual documents to other doctors and healthcare practitioners.

MyHealthID™ enables key patient-driven medical records management.  Patients using MyHealthID™ can perform the following:

•	Obtain and manage copies of their medical records - ensuring availability for new doctors and in emergency medical situations.
•	Electronically request their files - eliminating the need for physical visits to the doctor’s office or written and mailed/faxed letters.
•	Review and maintain a centralized repository of all medical records across all doctors, specialists, and healthcare providers.
•	Manage and provide selective access to files to other doctors, healthcare providers, or family members - speeding information delivery and healthcare management.

Upon establishing the account, patient’s identity is confirmed through a credit card-based verification. Once authenticated, the patient is free to request documents from their healthcare providers.

Patient requests are electronically initiated from MyHealthID™ directly to the provider's office. Upon receiving the request, the healthcare provider's administrative staff uploads the requested documents (images, faxes, .pdf, MS Word documents, etc.) into the patient’s secure repository. Once received, the patient is notified, who in turn, can review and optionally provide access to other healthcare providers.

MyHealthID™ can be used by anyone who interacts with a healthcare professional - enabling the patient to maintain their medical history and provide direct access to authorized healthcare providers.

BAETA Corp. acquired MyHealthID™ for no cash or equity consideration, due to the prototypical nature of the system’s current development. Instead, BAETA intends to commit additional development dollars to bring the MyHealthID™ Medical records System to economic and commercial viability through further investment into its development and market roll-out.  As a result of the acquisition, BAETA Corp. owns the asset and will capitalize its ownership on its balance sheet and statement of income and cash flows, at the appropriate time and utilizing GAAP and/or IFRS compliant asset valuation estimate procedures.

Under the terms of the agreement with the seller, Extranome, Inc., Extranome will receive perpetual royalties of 49% of net advertising revenues generated by the MyHealthID™ Medical Records System.  Although management believes that this royalty is high, it further believes that the synergy that the software offers with MyPillsOnTime™ and MyPainAway™ is invaluable. Further, management has established an agreement that does not dilute its shareholders, nor negatively impacts its cash position, in exchange for an asset that it believes will significantly enhance BAETA’s overall market position and terminal value over time.

Management believes that MyHealthID™ is not only a key synergistic fit to fully enabling the functionality and value proposition of its core products and services, but also believes that it can become an integral component to the Company’s financial plan and future financial success.  The Company believes that the nature of the MyHealthID™ Medical Records System can generate strong revenues from both consumer and potentially institutional subscription, but also from corporate advertising applied to the user interface (UI).  The Company intends to seek to exploit the corporate advertising market at the earliest possible time that functioning prototypes or “beta” versions of the system become available for presentation, and well in advance of commercial release.  Management hopes to offset the cost of final development and commercial launch through the sales of corporate advertisements, but anticipates the possibility that BAETA may need to source capital specifically for this purpose, if it cannot engage any early adopters to advertise at any significant level prior to initial launch.  If no separate capital is available for this purpose, and assuming that it is indeed necessary, BAETA will allocate operating resources and capital, when and if it is available to achieve its objective and launch the system commercially.

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our sole officer and director, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

Cohesive Product Synergy

Our consumer products synergize around core values that support a total care value proposition to patients and practitioners.  MyPainAway™, MyPillsOnTime™ and MyHealthID™, although uniquely delivered, together offer a cohesive care package that starts with patient-driven data collection via the MyPainAway™ hand-held monitoring device. Practitioners and patients will work together to analyze the data collected over time and to develop and modify therapeutic regiments based upon the historical data collected.

Once the practitioner selects an appropriate therapeutic regiment, the system and its software integrated into MyPillsOnTime™ ensures that the patient is always able to comply with the prescribed therapeutic regiment. It also allows the medical practitioner the ability to modify the therapeutic regiment in real-time, as opposed to waiting until a prescription is “used up” by the patient over a long period of time, and the patient returns to the practitioner for a follow up. This process can take 3 – 6 months. BAETA’s solution allows practitioner and patient to modify and address the efficacy a given therapeutic regiment in real-time. The pill-dispensing unit automates the therapeutic delivery to avoid confusion and help to ensure patient compliance.

Finally, MyHealthID™ captures ongoing medical records, so there is a reliable, accessible and entirely portable detailed history of medical care that can be used by primary care practitioners to properly understand and respond to a patient’s ongoing medical requirements.

Plan of Operations

We anticipate that the Company will require approximately $1,000,000 to $1,500,000 in additional capital to execute its current 12-month plan of operations; including but not necessarily limited to expenses related to the patents pending for its developing products and technology, expansion of infrastructure and physical office space, hiring of key employees and sales and administrative and executive personnel as well as for the registration of its shares and compliance with securities regulations. We do not currently have sufficient capital to meet our needs for the next 12 months, and we are extremely reliant upon future financings to fund our operations.

During the next 12 months, we intend to continue to outsource our product research and development to Ionidea Ukraine of Crimea, Ukraine for technical development and prototyping and M.B. Turnkey Design, LLC of Manville, New Jersey for physical product prototyping and production. We anticipate that we will incur costs of approximately $10,000 to $20,000 per month for ongoing technology development. We have started the MyPainAway™ device manufacturing process with M.B. Turnkey Design, LLC of Manville, New Jersey.

We have also obtained the MyPainAway™ device manufacturing quotes from Ultraflex, Ronkonkoma, New York, and OCM Manufacturing, Ontario, Canada. We expect that the cost of production will be significantly lower than the average sale price of the product and that terms will be predicated on actual product ordered at any given time.  We anticipate that we will use additional capital to hire sales personnel and administrative and executive personnel at a level consistent with available capital, but aggressively to support initial product sales and market penetration.  We further anticipate that our current capital commitments can be sustained for approximately three to six months with no additional infusion of capital.  We do not believe that we can sustain or execute our plan of operations, nor bring our proposed products to market without additional capital of approximately $1,500,000 to $3,000,000.

Intellectual Property

Our intellectual property consists of the following:

1.	MyPainAway brand trademark. Trademark registration filed January 2008.

2.	MyPainAway™ and MyPainAway™ Monitoring System integrated hardware and software technology.

3.	Patent pending for “Device, Method and/or System for Monitoring the Condition of a Subject,” docket No U.S. 1488/07, originally submitted July 2007.

4.	Patent pending for “Automatic Reminder and Dispensing Device, System and Method Therefore,” docket No U.S. 1509/08, originally submitted May 2008.

We believe that our patents will be essential in protecting our core technology from competition, but we do not believe that the granting of any patent will have a major impact on our ability to execute our plan of operations. We believe that our market opportunity exists at projected levels regardless of the status of our patent applications.

Market Size and Opportunity

Management believes that, if Pain is to be monitored in one hospital patient, it should be monitored in all hospital patients. Therefore, the Market for the Pain Monitoring System consists of all hospitals accredited by The Joint Commission on the Accreditation of Healthcare Organizations (“JCAHO”) in the US (7,000), all freestanding patient care facilities (5,000), all nursing homes (17,000), and multiple Healthcare institutions abroad. With the U.S. population standing at 303.4 million and the hospital admission rate at 80/1000, management estimates that there are approximately 24.2 million hospital admissions per year in the US alone. Ultimately, each patient should become the recipient of a Pain Monitoring Device.

The Market for MyPainAway™ Pain Tracking System is expected to consist of all non-hospital patients concerned with their Pain Management. This population includes cancer patients, back pain patients, patients with postoperative pain, neuropathic pain, osteoarthritis, fibromyalgia, and refractory migraine.

Because MyPainAway™ Pain Tracking System has been designed to be a precise tool for identification of Breakthrough Pain episodes, we believe that it is an ideal Marketing tool for pharmaceutical companies that compete in what management estimates to be the $2 Billion Breakthrough Pain Market.

Business Growth Strategies

Our target markets are the Worldwide Health Care Consumer market and the Worldwide Vital Signs Monitoring market.

Validation. A Multi-Center, Randomized, Controlled Study is planned to begin upon roll out of the Pain Monitoring System to support wide acceptance of our product through validation of the pain monitoring technology in a hospital setting.

Advertising. A focused product awareness program will be the cornerstone of our Marketing campaign. Since MyPainAway™ hand-held counter has been developed to target retailers as branded/non-branded commodity, we'll be able to pass the task of product advertising to retailers. We will leverage retail product advertising with news and events related to the Pain Monitoring System development and validation.

Sales. MyPainAway™ Pain Tracking System hand-held counter is expected to be sold through retail and e-retail channels as well as through “special interest” channels such as pharmaceutical companies involved in Breakthrough Pain Market and philanthropic organizations engaged in fighting Pain. Sales of the Pain Monitoring System will commence upon validation of our Pain Monitoring Technology.

Strategic Alliances. We place a major focus on creating and maintaining Strategic Alliances with Industry leaders.

Sales & Marketing Strategy

We intend to sell our products through major retail chains, online healthcare product companies and similar medical product distribution points. Upon completion of the pilot production, we intend to start product introduction to the identified distribution channels. As of this date, we have not obtained any distribution agreements and have only had minimal discussions with any potential sales distributors. Further, we intend to engage the services of a qualified medical product sales development consultant to develop plans of distribution and marketing, predicated upon the availability of final product specs and demonstration units, as well as capital for initial production, marketing and delivery.

Our sales and marketing strategy and the efforts it has undertaken to market and sell its products is the result of the efforts conducted solely by the Company and our management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in the institutional equity services marketplace.

Competition

We face competition from various other medical device and medical monitoring system companies already established in the marketplace. Each of these competitors will likely continue to maintain a senior position the overall market for the foreseeable future. In addition, most of its competitors may have substantially greater financial and managerial resources than the Company.  However, management does not believe there are any current commercial competitors offering the same or even similar pain management and pain assessment tools for consumers and healthcare institutions. There are numerous competitors that already sell and market various medication dispensing products that would compete directly with our planned MyPillsOnTime medication dispenser. However, management has developed intellectual property in the form of functionality and design that is seeking to patent, which it believes is a major improvement in terms of current technologies that will offer significant advantage in the marketplace to those already available.

Although Patient Monitoring Market in the US is crowded by a large number of great companies such as GE Healthcare, HP, Philips, Nihon Kohden, Datascope, Spacelabs and others, we see no competition in the Pain Monitoring market due to Intellectual Property ownership of key real time painful distress assessment and state of distress assignment algorithms. Our US patent application was filed in July 2007. The International PCT application was filed in May 2008.  We believe that we will sustain our competitive advantage for several years into the future by securing our intellectual property worldwide and by aggressively persecuting all identified patent infringement occurrences. Additionally, the company plans to build on the existing competitive advantage by incorporating new features and technologies into the developed platform.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.  In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

Sources and availability of raw materials and principle suppliers

We do not anticipate any potential problems with securing raw materials or product design at competitive pricing levels at the volume required to execute our plan of operations.

Required electronics components are readily available from global components distributors such as Nu Horizons Electronics and from OEM manufacturers such as Microchip, Fairchild Semiconductor, Atmel, and Siemens AG.

We are not aware of any present or anticipated shortages of plastic materials required for product encasing and packaging.

Dependence on one or a few major customers

Due to the broad nature of our products and services, we do not anticipate the reliance on any one particular customer over any other for sales.

Government Regulation

Our products do not currently require any government approval such as FDA 510(k) or clinical trials prior to selling and marketing its products.

Effect of existing or probable governmental regulation on the business; civil lawsuit risk

Management is not aware of any current, anticipated or probable governmental regulation that would impact its ability to market and sell its products, execute its plan of operations or present risk of any civil lawsuit.

Planned Strategy of Acquisition

We intend to seek synergistic acquisitions in the future that management believes add significant value to the Company. We intend to seek to acquire only companies with profitable operations that can accrete to our financial results; and products and technologies that expand its product base in the global vital signs monitoring market.

We do not currently have any planned acquisition targets, nor has it undertaken as of yet, any comprehensive search or analysis of the market to identify any such potential acquisition targets.

Employees

We currently rely on the services of our sole officer and director, Dr. Alexander Gak, professional service providers and consultants to handle our day-to-day operations and administration. We currently have no internal sales staff or internal manufacturing or software development personnel. Management has established, and intends to rely on for the time being, relationships with outsourced sales, manufacturing and research & development firms to effectuate its business plan, until it determines that it is economically prudent to bring some or all of these functions in-house.

Aside from our sole Officer and Director, Dr. Gak, to a great extent we will rely on the following consultants to assist Dr. Gak with implementing our business strategy and managing our operations:

Douglas A. Rogers, 35, Consultant. Douglas is founder and principal of Rogers Consulting Group, a California-based consulting firm that assists corporations with the preparation of financial statements, budget forecasts, business plan writing and preparation and other similar financial and corporate document preparation.

Dr. Alex Y. Bekker, M.D., Ph.D., 55, Consultant. Dr. Bekker is currently Associate Professor of Neurosurgery, Anesthesiology and Adjunct Professor of Biomedical Engineering at New York University Medical Center, Attending Anesthesiologist at New York University Medical Center and Bellevue Hospital in New York City. Dr. Bekker also currently serves as Chief of Neuroanesthesia, Coordinator of Operating Rooms Scheduling, Director of Clinical Research for the Department of Anesthesiology, and as Vice Chairman of the Department of Anesthesiology at New York University Medical Center in New York, NY.

DESCRIPTION OF PROPERTY

Our executive office is currently located 253 Warren Avenue, Fort Lee, NJ 07024. We lease our office space for a monthly rent of $750 which expires on March 31, 2009. Minimum future monthly rental commitment to March 31, 2009 is $4,500.

We anticipate that we will require additional office space to facilitate the implementation of our business plan. We have recently undertaken a comprehensive review of additional office space available in the Fort Lee, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $1.75 - $ 2.75 per square foot. Management believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.  .

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $1.00 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus is a part. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders named in this prospectus.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering an aggregate of 1,141,962 shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Stockholders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act. To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Dr. Alex Y. Bekker (10)	5,000	0.02%	5,000	0	—
Liza Rodriguez (8)	2,000	0.01%	2,000	0	—
Anroy Ottley (8)	100,000	0.47%	100,000	0	—
Diane M. Ridley (8)	4,000	0.02%	4,000	0	—
Zenaida B. Deocera (8)	2,000	0.01%	2,000	0	—
Jeff Smok (8)	8,000	0.04%	8,000	0	—
Valentin Villaluz (8)	20,000	0.09%	20,000	0	—
Nataliya Donskaya (8)	8,000	0.04%	8,000	0	—
Michael Bibawy (8)	4,000	0.02%	4,000	0	—
Keesha Duncan (8)	400	0.00%*	400	0	—
Donna-Vivian V. DeBelen (8)	2,000	0.01%	2,000	0	—
Paul Weissman (8)	8,000	0.04%	8,000	0	—
Yulia Mogilyansky (8)	4,000	0.02%	4,000	0	—
Anatol Merson (8)	400	0.00%*	400	0	—
Leonid Levsky (8)	400	0.00%*	400	0	—
Elsa Wexler (8)	20,000	0.09%	20,000	0	—
Francis Asamoah (8)	4,000	0.02%	4,000	0	—
Michael Dubenko (8)	2,000	0.01%	2,000	0	—
Dmitriy V. Kolesnik (8)	2,000	0.01%	2,000	0	—

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Mikhail Tsypenyuk (8)	16,000	0.07%	16,000	0	—
Sanjay Lalla (8)	16,000	0.07%	16,000	0	—
Fred Prendergass (8)	400	0.00%*	400	0	—
Mikhail Gurfinkel (8)	8,000	0.04%	8,000	0	—
Bethany L. Taylor (8)	2,000	0.01%	2,000	0	—
Reginald A. Jenkins (8)	400	0.00%*	400	0	—
Christopher Tully (8)	20,000	0.09%	20,000	0	—
Elena Groisberg & Mikhail Zats (8)	30,000	0.14%	30,000	0	—
Ignatius Scalia (8)	50,000	0.23%	50,000	0	—
Debra K. Duhart-Ball (8)	20,000	0.09%	20,000	0	—
Oliver S. Youssef (8)	20,000	0.09%	20,000	0	—
Lorna Ricafrente – Co (8)	6,000	0.03%	6,000	0	—
Christine Debenedectis (8)	4,400	0.02%	4,400	0	—
Jose F. Leyson (8)	4,000	0.02%	4,000	0	—
Tomas & Barbara Barrios (8)	40,000	0.19%	40,000	0	—
David E. Tenzer & Ana Lazo Tenzer (8)	40,000	0.19%	40,000	0	—
Bruno Molino (8)	60,000	0.28%	60,000	0	—
Erno Grunstein (8)	8,000	0.04%	8,000	0	—
Leroy Smith, Jr. & Lisbet Smith (8)(15)(24)	40,562	0.19%	40,562	0	—
Richard & Diane Finkelstein (8)	8,000	0.04%	8,000	0	—

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Robert Farrar (8)	8,000	0.04%	8,000	0	—
George A. Woroch (8)	20,000	0.09%	20,000	0	—
Jan S. Youssef (8)	20,000	0.09%	20,000	0	—
Susan Kaiser (8)	4,000	0.02%	4,000	0	—
Alita L. Dizon (8)	4,000	0.02%	4,000	0	—
Windows of Heaven and More, LLC (3) (9)	1,000	0.00%*	1,000	0	—
Philip Magri (9) (23)	6,000	0.03%	6,000	0	—
Joseph M. Patricola (9) (23)	6,000	0.03%*	6,000	0	—
Daniel Z. Kobrinski (9)	1,000	0.00%*	1,000	0	—
Robert Sturtz (11)	1,000	0.00%*	1,000	0	—
Display Equation, LLC (4) (12)	1,000	0.00%*	1,000	0	—
M.B. Turnkey Design (5) (13)	20,000	0.09%	20,000	0	—
Ultraflex Int’l, Inc. (6) (14)	100,000	0.47%	100,000	0	—
Mark Donskoy (16)	20,000	0.09%	20,000	0	—
Douglas A. Rogers (17) (20)	304,000	1.42%	304,000	0	—
Prime Studio, Inc. (7) (18)	11,000	0.05%	11,000	0	—
Vasyl Rubyov (19)	1,000	0.00%*	1,000	0	—
Cutting Edge Consulting, Inc. (22)	8,000	0.04%	8,000	0	—
Chabad of Fort Lee (21)	10,000	0.05%	10,000	0	—

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Yevgeny Litvak (25)	6,000	0.03%	6,000	0	—
Total	1,141,962	5.31%	1,141,962	0	—

Notes:

*	Represents less than 0.01%.

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 21,521,962 shares of common stock issued and outstanding.

(3)	Virginia K. Sourlis has sole voting and dispositive control over Windows of Heaven and More, LLC.

(4)	Frank Christiano has sole voting and dispositive control over Display Equation, LLC.

(5)	Mirek Bogdanowicz has sole voting and dispositive control over M.B. Turnkey Design.

(6)	Mario Metodiev has sole voting and dispositive control over Ultraflex International, Inc.

(7)	Stuart Harvey Lee has sole voting and dispositive control over Prime Studio, Inc.

(8)
 From the period of August through September of 2008, the Company conducted an offering of its common stock to certain qualified investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. Pursuant to the terms of the offering, the Company offered up to 1,000,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.25 per share, to “accredited investors” only as defined in Rule 501(a) of Regulation D of the Securities. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600.

(9)
On June 23, 2008, the Company issued 4,000 shares of its common stock to members of The Sourlis Law Firm, including Virginia K. Sourlis, Esq., Philip Magri, Esq., Joseph M. Patricola, Esq., and Daniel Z. Kobrinski, Esq. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(10)
On July 17, 2008, the Company issued 5,000 shares of its common stock to Dr. Alex Y. Bekker. The Company issued the stock in consideration for scientific consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(11)
On July 17, 2008, the Company issued 1,000 shares of its common stock to Robert Sturtz. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(12)
On July 17, 2008, the Company issued 1,000 shares of its common stock to Display Equation, LLC. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(13)
On July 17, 2008, the Company issued 20,000 shares of its common stock to M.B. Turnkey Design. The Company issued the stock in consideration for product design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(14)
On July 17, 2008, the Company issued 100,000 shares of its common stock to Ultraflex International, Inc. The Company issued the stock in consideration for product engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(15)
On July 17, 2008 and September 2, 2008, the Company issued 10,000 and 11,280 shares respectively of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(16)
On July 17, 2008, the Company issued 20,000 shares of its common stock to Mark Donskoy. The Company issued the stock in consideration for internet security consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(17)
On July 17, 2008, the Company issued 152,000 shares of its common stock to Douglas A. Rogers. The Company issued the stock in consideration for executive and financial consulting services rendered for the period of May 15, 2008 through September 15, 2008 pursuant to the original consulting agreement between Rogers Consulting and Baeta Corp. , dated May 15, 2008, and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(18)
On July 17, 2008, the Company issued 11,000 shares of its common stock to Prime Studios, Inc. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(19)
On September 2, 2008, the Company issued 1,000 shares of its common stock to Vasyl Rubyov. The Company issued the stock in consideration for software engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(20)
On October 28, 2008, the Company issued an additional 152,000 shares of its common stock to Douglas A. Rogers pursuant to an Amendment to the original consulting agreement between Rogers Consulting and Baeta Corp., dated October 28, 2008 The Company issued the stock in consideration for executive and financial consulting services rendered for the period of September 15, 2008 through December 15, 2008 pursuant to the term specified in the Amendment to the Consulting Agreement dated August 18, 2008, and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(21)
On November 17, 2008, the Company issued 10,000 shares of its common stock to Chabad of Fort Lee as a charitable donation to a religious organization, upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities. Rabbi Meir Konikov has voting and dispositive control over Chabad of Fort Lee.

(22)
On December 12, 2008, the Company issued 8,000 shares of its common stock to Cutting Edge Consulting, Inc. The Company issued the stock in consideration for marketing consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities. Jerry Weiss has voting and dispositive control over Cutting Edge Consulting, Inc.

(23)
On December 12, 2008, the Company issued 10,000 shares of its common stock to members of The Sourlis Law Firm, including Philip Magri, Esq. and Joseph M. Patricola, Esq. Mr. Magri and Mr. Patricola each received 5,000 shares. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(24)
On January 23, 2009, the Company issued 9,282 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(25)
On January 26, 2009, the Company issued its common stock to Yevgeny Litvak, a qualified and accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act. The Company sold 6,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Litvak, for an aggregate of $3,000 .

Company Relationships with Selling Stockholders

Douglas A. Rogers - Rogers Consulting Group
On May 15, 2008, the Company entered into Consulting Agreement with Rogers Consulting Group, one of the Selling Stockholders named in the Selling Stockholders Table, and president of Rogers Consulting Group. Pursuant to the Agreement, the Company has retained Mr. Rogers to provide the Company executive advisory services for a term of eight months from the date of the Agreement. For these services, Mr. Rogers received cash compensation in the amount of $32,000, as well as 152,000 shares of the Company’s common stock (issuance date July 17, 2008).

On October 28, 2008, the Company and Rogers Consulting Group amended the aforementioned Consulting Agreement, whereby Mr. Rogers received additional 152,000 shares to perform additional consulting services. Mr. Rogers is not an affiliate of a broker-dealer. This amendment to the Agreement is attached as Exhibit 10.4.

Dr. Alex Y.  Bekker, MD
Upon inception, Dr. Bekker entered into a verbal consulting contract with the Company that covered the period of August 17, 2007 through December 31, 2008. Pursuant to the terms of the Agreement, Dr. Bekker was responsible for introducing Company product to colleagues and industry professionals, as well as for development and modification of content for healthcare providers relating to the Company’s products. For his services rendered for the initial month of service, Dr. Bekker received 5,000 shares of common stock, which are being registered in the registration statement.

Other the forgoing, none of the Selling Stockholders:

1.	Is an affiliate of a broker-dealer;
2.	Has had a material relationship with us other than as a stockholder at any time within the past three years; or
3.	Has ever been one of our officers and directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Stockholders to sell their shares on a continuous or delayed basis after this registration statement is declared effective by the Securities and Exchange Commission. The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	In public markets as the common stock may be trading from time to time;
•	In privately negotiated transactions;
•	Through the writing of options on the common stock;
•	In short sales; or
•	In any combination of the aforementioned methods of distributions.

The Selling Stockholders are offering their respective shares of common stock for sale at the disclosed fixed price of $1.00 per share. This offering price will be in effect until our common stock is quoted on the OTC Bulletin Board. Once our common stock is quoted on the OTC Bulletin Board, the selling stockholders’ offering price will be dictated by then prevailing market prices or privately negotiated prices.

Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;

•	a price related to such prevailing market price of our common stock; or

•	such other price as the Selling Stockholders determine from time to time.

The Selling Stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Stockholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Stockholders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Stockholders named in this prospectus.

The estimated costs of this offering are $42,116. We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

 The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with BAETA. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2009 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Dr. Alexander Gak, M.D. – President, Chief Executive Officer and Chairman	38	08/14/2007

Management and Director Biographies

Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Dr. Alexander Gak, M.D., 38, is Chairman, President and CEO. Dr. Gak is an ABA Board Certified anesthesiologist. He is currently an Attending Anesthesiologist at Liberty Anesthesia Associates, LLC. At the Jersey City Medical Center in Jersey City, NJ, where he is responsible for patient care throughout the hospital, as well as in various outpatient settings. Dr. Gak has held this position from July 2006 to the present. Prior to his tenure at Jersey City, from 2001 – July 2006, Dr. Gak served as an Attending Anesthesiologist at the Englewood Hospital and Medical Center in Englewood, New Jersey. Dr. Gak’s educational credentials include Residency from 1998 – 2001 at Mount Sinai School of Medicine in New York, NY.  Prior to that, Dr. Gak completed his medical internship from 1997-1998 at Winthrop Hospital in Mineola, New York.  Dr. Gak achieved the designation of Medical Doctor after completing his medical degree at Stony Brook School of Medicine in Stony Brook, NY.  Dr. Gak graduated Magna Cum Laude from Hunter College, CUNY with a Bachelors degree in chemistry in 1993. He also received the Golden Key Award in 1993 and was on the Dean’s List in 1992 and 1993.

Former Promoters

Ralph Amato – Ventana Capital Partners, Inc.:
On March 1, 2008, the Company entered into Consulting Agreement with Ventana Capital partners, Inc. and Ralph Amato, president of Ventana Capital Partners, Inc. Pursuant to the Agreement, Ventana Capital Partners was retained to provide the Company advisory services and business financing activities to the Company on an exclusive basis for a term of one year from the date of the Agreement, and on a non-exclusive basis for an additional one year thereafter. For these services, Ventana Capital Partners received cash compensation in the amount of $40,000, as well as 2,000,000 of the Company’s outstanding common stock directly from Dr. Gak. Ventana Capital Partners is not a registered broker–dealer under Section 15A of the Securities Exchange Act of 1934, as amended, or any similar state law.

This consulting agreement was terminated and rescinded pursuant to a Settlement Agreement and Mutual Release between the parties, executed on November 14, 2008, and attached hereto as Exhibit 10.6. Pursuant to the Settlement Agreement and Mutual Release, the 2,000,000 shares issued to Mr. Amato in uncertificated form were returned. The relationship between the Company and Ventana Capital Partners and Ralph Amato has been terminated in all capacities.

Involvement in Certain Legal Proceedings

None of the director(s) or executive officers of the Company, and to the best of our knowledge upon reasonable inquiry, no promoters (past or present) of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended December 31, 2008, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2008. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal years 2008 and 2007.

Name/Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. Alexander Gak
President, Chief Executive Officer,	2008	$ 0	$0	$ 0	$0	$ 0	$0	$ 0	$0
and Chairman	2007	$ 0	$0	$ 0	$0	$ 0	$0	$ 0	$0
	2006	$ 0	$0	$ 0	$0	$ 0	$0	$ 0	$0

Compensation

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors.

Stock Option Grants

No stock options or stock appreciation rights under any stock incentive plans or otherwise were granted to our executive officers and directors since our inception.

Employment Agreements

We currently have no employment agreements with any personnel, executive officers or directors.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board of Directors

Our audit committee presently consists of our officers and sole director. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. Unless otherwise noted, the address for each reporting person below is c/o Baeta Corp. 253 Warren Avenue, Fort Lee, NJ 07024

As of December 22, 2008, we had 21,521,962 shares of common stock issued and outstanding and 100 shares of the Series A Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock(1)	Percentage of Class (Common)		Shares of Preferred Stock(1) (2)	Percentage of Class (Preferred)
Dr. Alexander Gak President, CEO and Chairman	20,380,000	94.69	% (3)	100	100%

Directors and Officers as a group (1 person)	20,380,000	94.69	% (3)	100	100%

Footnotes:

(1)
As of December 22, 2008, we had 21,521,962 shares of our common stock issued and outstanding and 100 shares of our Series A Preferred Stock (the “Series A Preferred Shares”) issued and outstanding which together represents an aggregate of 21,476,780 voting securities.

(2)	Each of the Series A Preferred Shares maintains preferential voting rights to the holder equivalent to 80% of the total votes of common shares.
(3)
Dr. Gak individually owns 20,000,000 shares of the Company’s common stock. His spouse, Marina Suni individually owns 320,000; Extranome, Inc., a corporation wholly owned by Dr. Gak owns 60,000 shares of the Company’s common stock; therefore Dr. Gak beneficially owns 20,380,000.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 21,521,962 shares of our common stock are issued and outstanding, and there are approximately 64 holders of record of our Common Stock. Currently there are 100 shares of Series A Preferred Stock issued and outstanding with one holder of record, Dr. Alexander Gak, our President and Chief Executive Officer.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.
Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our sole President and Director. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak. Currently, there are 21,521,962 shares of the Company’s common stock issued and outstanding to approximately 64 shareholders of record as of the date of this prospectus.

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board, pink sheets or any other recognized trading market or exchange. Any trading market that may develop in the future for our common stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

As of the date of this Registration, we have 100 shares of Series A Preferred Stock issued and outstanding, which shares are all held by Dr. Alexander Gak, our President and CEO. The shares of Series A Preferred Stock vote together with our shares of common stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any of our annual or special meeting of shareholders or action by written consent of shareholders.  Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Sourlis Law Firm, Virginia K. Sourlis, Esq. has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Sourlis Law Firm has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

Stan J.H. Lee, CPA, our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Stan J.H. Lee, CPA has presented its report with respect to our audited financial statements. The report of Stan J.H. Lee, CPA is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Sound Worldwide” in this prospectus collectively refers to the Company, Baeta Corp.

Organizational History

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufactures advanced products for the global vital signs monitoring industry. The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone. Management successfully launched the product, called “MyPainAway,” and its online interactive consumer counterpart during the fourth quarter 2008.

All activity through September 30, 2008 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our sole President and Director. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak. Currently, there are 21,521,962 shares of the Company’s common stock issued and outstanding to approximately 64 shareholders of record as of the date of this prospectus.

Plan of Operations

We anticipate that the Company will require approximately $1,000,000 to $1,500,000 in additional capital to execute its current 12-month plan of operations; including but not necessarily limited to expenses related to the patents pending for its developing products and technology, expansion of infrastructure and physical office space, hiring of key employees and sales and administrative and executive personnel as well as for the registration of its shares and compliance with securities regulations. We do not currently have sufficient capital to meet our needs for the next 12 months, and we are extremely reliant upon future financings to fund our operations.

During the next 12 months, we intend to continue to outsource our product research and development to Ionidea Ukraine of Crimea, Ukraine for technical development and prototyping and M.B. Turnkey Design, LLC of Manville, New Jersey for physical product prototyping and production. We anticipate that we will incur costs of approximately $10,000 to $20,000 per month for ongoing technology development. We have started the MyPainAway™ device manufacturing process with M.B. Turnkey Design, LLC of Manville, New Jersey.

We have also obtained the MyPainAway™ device manufacturing quotes from Ultraflex, Ronkonkoma, New York, and OCM Manufacturing, Ontario, Canada. We expect that the cost of production will be significantly lower than the average sale price of the product and that terms will be predicated on actual product ordered at any given time.  We anticipate that we will use additional capital to hire sales personnel and administrative and executive personnel at a level consistent with available capital, but aggressively to support initial product sales and market penetration.  We further anticipate that our current capital commitments can be sustained for approximately three to six months with no additional infusion of capital.  We do not believe that we can sustain or execute our plan of operations, nor bring our proposed products to market without additional capital of approximately $1,500,000 to $3,000,000.

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our sole officer and director, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and as of our most recent fiscal quarter, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may, or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and  service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional and substantial dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

Results of Operations for the fiscal year ended December 31, 2007

Revenues.  We did not have any revenue for the fiscal year ended December 31, 2007.

Assets.   Our total assets were $10,471 at December 31, 2007.

Liabilities. Our total liabilities were $20,000 at December 31, 2007.

Total Stockholders’ Deficit. Our stockholders’ deficit was $9,529 at December 31, 2007.

Net Loss. We had a net loss of $11,529 for the fiscal year ended December 31, 2007.

Operating expenses.  Our operating expenses include software development fees, general and administrative expenses, legal and professional fees. Our total operating expenses was $11,529 for the fiscal year ended December 31, 2007.

Results of Operations at September 30, 2008

Assets.   Our total assets were $40,255 at September 30, 2008.

Liabilities. Our total liabilities were $228,780 at September 30, 2008.

Total Stockholders’ Deficit. Our stockholders’ deficit was $188,526 at September 30, 2008.

Liquidity and Capital Resources

Cash Balance. At September 30, 2008, we had $30,157 cash on-hand and our stockholder’s deficit was $188,526, and there is substantial doubt as our ability to continue as a going concern. We anticipate incurring losses in the near future. We do not have an established source of revenue sufficient to cover our operating costs in the next 12 months. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

Liquidity and Capital Resources Results of Operations for the Three Months ended September 30, 2008

Revenues.  We did not have any revenue for the three months ended September 30, 2008.

Net Loss. We had a net loss of $209,357 for the three months ended September 30, 2008.

Operating expenses.  Our operating expenses include software development fees, general and administrative expenses, legal and professional fees. Our total operating expenses were $209,278 for the three months ended September 30, 2008.

Results of Operations for the Nine Months ended September 30, 2008

Revenue.  We did not have any revenue for the nine months ended September 30, 2008.

Net Loss. We had a net loss of $413,664 for the nine months ended September 30, 2008.

Operating expenses. Our operating expenses include software development fees, general and administrative expenses, legal and professional fees. Our total operating expenses were $413,696 for the nine months ended September 30, 2008.

Results of Operations for the Period ended September 30, 2008 Compared to Inception

Assets

Cash. The Company’s cash increased 197% during the period ended September 30, 2008 as compared to the period from inception in August 2007 to December 30, 2007, from $10,150 to $30,157.  The increase is attributable to proceeds from the sale of common stock and multiple loans fro the company’s primary shareholder.

Intangible Assets. Intangible assets are comprised of the expense incurred for the formation of the company. Its value of $350.00 did not change during the period, but the Company recognized additional accumulated amortization of this expense of $350, which represents a 5-year straight-line depreciation rate.

Total Assets.  Total Assets increased 284% as a result of the acquisition of property and the realization of tax assets and deposits.

Liabilities

Loans from Shareholders. Loans from Shareholders increased 779% during the period ended September 30, as compared to the period from inception to December 30, 2007, from $20,000.00 to $175,669. These loans have been made entirely by our Company’s Founder and Sole Officer and Director, Dr. Alexander Gak. The loans have been made in multiple installments by Dr. Gak. Loans from Shareholders is accounted for as a Long-Term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time.  The Company intends to repay the Loans with reasonable interest when funds are available to do so without negatively impacting the overall financial condition of the Company and its ability to operate as necessary at the to be determined time of any repayment.

Stockholder’s Equity.

Common Stock.  The value of the Company’s common equity increased 6.4% during the period, as the result of various issuances and sales of common stock during the period.

Retained Earnings. The Company’s Accumulated Loss increased 3,588% for the period ended September 30, 2008, as compared to the period from inception to December 30, 2007. The increase is attributable to the increase in operating expenditures and development costs of the company’s products during the period.

Revenue & Sales. The Company is a development stage company and does not currently generate any revenue from sales.

Amortization Expense. Amortization Expense decreased 44% during the period ended September 30, 2008 as compared to the period from inception in August 2007 to September 30, 2008, from $187 to $105. This change is attributable to the difference in the number of months accounted for from August to December 2007 and the three month period ended September 30, 2008.

Software Development Expense. Software development costs for the period ended September 30, 2008 were $33,350.  The Company has expense approximately $84,000 to date in the development of proprietary software that supports and integrates with its commercial products.

Other Operating Expenses. Other operating expenses for the period ended September 30, 2008 were $91,853.  Operating expenses are comprised of expenses for daily operations of the Company, consulting fees, legal fees, accounting fees and various other regular operating expenses

Stock Based Compensation Expense. Stock based compensation expenses for the period ended September 30, 2008 were $84,070. The Company uses its equity to compensate various service providers and/or employees to offset cash costs to the organization.  All stock-based compensation is overseen and authorized by the Company’s Board of Directors.

Net Loss. Net loss for the period ended September 30, 2008 was $209,357.  The Company’s total Net Loss since inception to September 30, 2008 was $413,664.

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements included herein were prepared in accordance with United States generally accepted accounting principles. Significant accounting policies are as follows:

a.
Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.
Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

c.
Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting basis and tax basis of the assets and liabilities and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

d.	Fair Value of Financial Instruments The carrying value of cash equivalents, software development costs, and accrued expenses approximates fair value.

e.	Revenue Recognition

The Company recognizes revenue using the accrual method of accounting wherein revenue is recognized when earned and expenses and costs are recognized when incurred.
Since inception of the business, February 11, 2003, the Company has not realized any revenue.

f.	Software Development Costs

The Company accounts for its software development costs for its products in accordance with Statement of Position #98 issued by the AICPA in March 1998.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) will impact the Company in the event of any future acquisition.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of Statement of Financial Accounting Standards Statement No. 115” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

In September 2006, the Financial Accounting Standard Board issued a Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” ("SFAS 157"). The Statement defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material affect on our financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”), which establishes, among other things, the disclosure requirements for derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal periods and interim periods beginning after November 15, 2008.  The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

Management believes that this statement will not have a significant impact on the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Described below are transactions, since our inception on August 14, 2007, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last three completed fiscal years, and in which any of our directors, nominee directors, executive officers, security holders who beneficially own 5% or more of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest. We believe that terms of each transaction below were comparable to those obtainable from unaffiliated third parties.

Issuance of Founders Stock

On August 15, 2007, in connection with the formation of the Company, Dr. Alexander Gak, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000.

Issuance of Series A Preferred Stock

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares and file a Certificate of Designation for the Series A Preferred Shares. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted. Dr. Gak was issued the 100 shares of Series A Preferred Stock on that same day for consideration of $100. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

Private Offering Participation of Officer Family Member

From the period of August through September of 2008, the Company conducted an offering of its common stock to certain qualified investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. Pursuant to the terms of the offering, the Company offered up to 1,000,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.25 per share, solely to “accredited investors” only as defined in Rule 501(a) of Regulation D of the Securities. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600.

The Company’s sole Officer and Director, Dr. Alexander Gak’s spouse, Marina Suni was a participant to this offering, purchasing 320,000 shares of common stock at the purchase price of $0.25 per share, for an aggregate purchase price of $80,000. By law, her shares are not being registered for sale in this registration statement.

Revolving line of credit

As of September 30, 2008, the Company is obligated under an unsecured line of credit of $50,000 from a bank and principal balance of such a loan is $47,511. The debt is also personally guaranteed by our sole officer and director, Dr. Alexander Gak. The balance of this line of credit is due in increments periodically, and the account bears a total annual percentage rate of 23.24%.

Related Party Transactions

Loans from Shareholders increased to $175,669 as of September 30, 2008. The loans have been made in multiple installments by the Company’s founder and CEO, Dr. Alexander Gak. Loans from Shareholders is accounted for as a Long-Term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time. The loan is not secured by any assets of the Company. The Company intends to repay the Loans with reasonable interest when funds are available to do so without negatively impacting the overall financial condition of the Company an its ability to operate as necessary at the TBD time of any repayment.

Acquisition of MyHealthID™ Medical Records System:

On September 15, 2008, the BAETA management authorized the exclusive acquisition and license of MyHealthID™ Medical Records System from Extranome, Inc., a New Jersey corporation (“Extranome”). At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and CEO.  This licensing agreement is attached to this prospectus as Exhibit 10.1.

Pursuant the Acquisitions Agreement, Extranome sold to BAETA all commercial rights to its software entitled MyHealthID Medical Records Systems. Under the terms of the Agreement, Baeta agreed to license the MyHealthID™ Medical Records System from Extranome for a term of 25 years with renewal for an additional 25 years under the same terms, upon mutual acceptance of Extranome and Acquirer. The Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. This payment can take the form of cash, or Baeta stock with equivalent value to be determined by Baeta management.

On December 12, 2008, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the software development agreement. On January 23, 2009, the Company issued an additional 30,000 shares of Common Stock due to Extranome pursuant to the Acquisition Agreement. As noted above, our sole officer and director, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 60,000 shares as he maintains voting and dispositive control over Extranome.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our sole director, Dr. Alexander Gak, is our President and CEO, and therefore is not “independent” under this rule.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We intend to request a registered broker-dealer to apply to have our common stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we had 64 holders of record of our common stock.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our sole President and Director. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak. Currently, there are 21,521,962 shares of the Company’s common stock issued and outstanding to approximately 64 shareholders of record as of the date of this prospectus.

 Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL INFORMATION

Our audited financial statements for the fiscal year ended December 31, 2007 and unaudited financial statements for the three and nine month periods ended September 30, 2008:

Stan J.H. Lee, CPA

2160 North Central Rd.  Suite 203 t  Fort Lee t  NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members of
Baeta Corp.

We have audited the accompanying balance sheet of Baeta Corporation  as of December 31, 2007 and the related statements of operation, changes in stockholders’ equity  and cash flows for the period beginning  August 14, 2007 (date of inception) to December 31, 2007.

These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Baeta Corporation  as of December 31, 2007, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4  to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA
July 2, 2008, except as to revised disclosure in note 2 to the financial statements which is dated as of December 10, 2008
Chula Vista CA

Financial Statements for the Period ended 12.31.07

BAETA Corp.
(a development stage company)
Balance Sheet for the period ended 12.31.07

As of
December 31,
2007
Current Assets
Cash	$10,150

Total Current Assets	10,150

Other Assets
Deposits
Organization, net of accumulated amortization of $ 29	321

Total Other Assets	321

TOTAL ASSETS	$10,471

Long-Term Liabilities
Loans from a shareholder	20,000

Total Long-Term Liabilities	20,000

TOTAL LIABILITIES	20,000

Stockholders' Equity (Deficit)

Common stock with no par value authorized and issued 1,000 shares	2,000
Paid-in capital	-
Deficits	(11,529)

Total Stockholders' Equity (Deficit)	(9,529)

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)	$10,471

Baeta Corp.
( a Developmental Stage Company)
Statement of Operations

		For the period from
	Year Ended	August 14, 2007 (inception)
	December 31, 2007	to December 31, 2007

Revenues
Revenue	$-	$-
Net Revenue	-	-

Total Revenue	-	-

Operating Expenses

Amortization	29	29
Software development	9,000	9,000
Other miscellaneous operating expenses	2,500	2,500

Total Operating Expenses	11,529	11,529

Loss From Operations	(11,529)	(11,529)

Net Loss Before Provision For Income Taxes	(11,529)	(11,529)

Provision For Income Taxes	-	-

Net Loss	$(11,529)	$(11,529)

Basic earning (Loss) per share	$(11.53)

Weighted average number of
common shares - basic and diluted	1,000

Baeta Corp.
( a Developmental Stage Company)
Statement of Cash Flows

		For the period from
	Year Ended	August 14, 2007 (inception)
	December 31, 2007	to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(11,529)	(11,529)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Amortization	29	29

Net cash used by operating activities	(11,500)	(11,500)

CASH FLOWS FROM INVESTING ACTIVITIES

Expenditure for organization expense	(350)	(350)

Net cash provided by (used in) investing activities	(350)	(350)

CASH FLOWS FROM FINANCING ACTIVITIES

Loan from a shareholder	20,000	20,000
Proceeds from stock issuances	2,000	2,000

Net cash provided by (used in) financing activities	22,000	22,000

Net increase (decrease) in cash & cash equivalents	10,150	10,150

Cash at beginning of period	-	-

Cash at end of period	$10,150	10,150

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Interest paid	$-	$-
Income taxes paid	-	-

	$-	$-

Baeta Corp.
( a Developmental Stage Company)
Statement of Stockholder Equity (Deficit)
As of December 31, 2007

			Additional	Retained
	Common	Common	Paid-in	Earnings
	Shares	Stock	Capital	(Deficit)	Total

Balance, August 14, 2007	-	-	-	-	-

Common stock issued August 14, 2007	1,000	2,000	-	-	2,000
Loss for the period beginning Aug 14, 2007 (inception) to December 31, 2007				(11,529)	(11,529)

Balance, December 31, 2007	1,000	2,000	-	(11,529)	(9,529)

Baeta Corp.
Notes to Financial Statements
December 31, 2007

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business and Basis of Presentation

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufacturers advanced products for the global vital signs monitoring industry.  The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone.  Management expects to launch the product, called “MyPainAway”, and its online interactive consumer counterpart during F4Q08.

As of December 31, 2007, the Company had not yet commenced any substantive commercial operations. All activity through December 31, 2007 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements, in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Income Taxes:

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Income (Loss) Per Share:

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period presented. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at December 31, 2007, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

As of December 31, 2007 the Company had extended aggregate credit of $0.00.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) will impact the Company in the event of any future acquisition.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of Statement of Financial Accounting Standards Statement No. 115” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

In September 2006, the Financial Accounting Standard Board issued a Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” ("SFAS 157"). The Statement defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material affect on our financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”), which establishes, among other things, the disclosure requirements for derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal periods and interim periods beginning after November 15, 2008.  The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

Management believes that this statement will not have a significant impact on the financial statements

NOTE 2: Related Party Transactions

On August 15, 2007, in connection with the formation of the Company, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000.

Loans from Shareholders for the period from inception to December 31, 2007 totaled $20,000.  The loans have been made in multiple installments by the Company’s founder and CEO.  Loans from Shareholders are accounted for as a Long-Term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time.  The Company intends to repay the Loans with reasonable interest when funds are available to do so without negatively impacting the overall financial condition of the Company.

NOTE 3: Stockholders’ Equity:

At December 31, 2007, the authorized capital of the Company consists of 1,000 shares of common stock with a par value of $.001. As of December 31, 2007, there were 1,000 shares of common stock issued and outstanding.

NOTE 4: Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may, or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

Stan J.H. Lee, CPA

2160 North Central Rd.  Suite 203 t  Fort Lee t  NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Management of Baeta Corp.

We have reviewed the accompanying consolidated balance sheet of Baeta Corp. as of September 30, 2008, and the related statements of operations and cash flows for the nine-months then ended. These financial statements are the representation of the management .

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) , the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

December 10, 2008
Fort Lee, NJ 07024

Balance Sheet
For the Period End 09.30.08

	As of September 30	As of December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$30,157	$10,150

Total Current Assets	30,157	10,150

Property and equipment, net of accumulated depreciation	1,142

Other Assets
Deposits	1,000
Organization, net of accumulated amortization	350	321
Deferred tax asset	7,606

Total Other Assets	8,956	321

TOTAL ASSETS	$40,255	$10,471
LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Revolving line of credit	$47,511
Accounts payable - other	5,500

Total Current Liabilities	53,011

Long-Term Liabilities
Loans from a shareholder	175,669	$20,000

Total Long-Term Liabilities	175,669	20,000

TOTAL LIABILITIES	228,680	20,000

Stockholders' Equity (Deficit)
Common stock, 100,000,000 shares authorized with a par value of $ 0.0001, issued and outstanding 21,266,680 shares at 09/30/2008	2,127	2,000
Paid-in capital	234,540	0
Preferred stock, 10,000,000 shares authorized with a par value of $ 0.0001, 100 shares issued and outstanding as of 9/30/2008	100	0
Accumulated deficits during development stage	(425,193)	(11,529)

Total Stockholders' Equity (Deficit)	(188,426)	(9,529)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$40,255	$10,471

Baeta Corp.
( a Developmental Stage Company)
Statement of Operations

	Three-months	Nine-	For the period from
	ended September 30	months ended September 30	August 14, 2007 (inception)
	2008	2008	to September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Revenue	$-	$-	-
Net Revenue	-	-	-

Total Revenue	-	-	-

Operating Expenses
Amortization	105	158	187
Software development	33,350	50,587	50,587
Other operating expense	91,853	278,881	290,381
Stock based compensation expense	84,070	84,070	84,070

Total Operating Expenses	209,378	413,696	425,225

Loss From Operations	(209,378)		(425,225)

Other income (expense)	-

Interest income	21	32	32

Net Loss Before Provision For Income Taxes	(209,357)	(413,664)	(425,193)

Provision For Income Taxes	-	-

Net Loss	$(209,357)	$(413,664)	(425,193)

Basic earnings (Loss) per share	$(0.01)	$(0.04)

Weighted average number of common shares - basic and diluted	20,879,219	10,232,293

Baeta Corp.
(a Developmental Stage Company)
Statement of Cash Flows

		For the period from
	Nine Months Ended	August 14, 2007 (inception)
	September 30 2008	to September 30, 2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(413,664)	$(425,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	186	215
Increase/Decrease in current assets and liabilities
Increase in deferred tax assets	(7,606)	(7,606)
Increase in current liabilities	5,132	5,132

Net cash used by operating activities	(415,952)	(427,452)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer	(1,301)	(1,301)
Other Assets	257	(93)

Net cash provided by (used in) investing activities	(1,044)	(1,394)
CASH FLOWS FROM FINANCING ACTIVITIES
Obtained revolving line of credit	47,511	47,511
Loan from a shareholder	157,467	177,567
Loan repaid to a shareholder	(2,840)	(2,840)

Additional Financing Fee	39	39
Adjustments	59	59

Issuance of Preferred Stock	100
Issuance of common stock	234,667	236,667

Net cash provided by (used in) financing activities	437,003	459,003

Net increase (decrease) in cash & cash equivalents	(20,007)	30,157

Cash at beginning of period	10,150	-

Cash at end of period	$30,157	$30,157

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

Baeta Corp.
(A Development Stage Company)
September 30, 2008

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business and Basis of Presentation

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufactures advanced products for the global vital signs monitoring industry.  The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone.  Management expects to launch the product, called “MyPainAway”, and its online interactive consumer counterpart during the fourth quarter 2008.

As of September 30, 2008, the Company had not yet commenced any substantive commercial operations. All activity through September 30, 2008 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Income Taxes:

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Income (Loss) Per Share:

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period presented. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at September 30, 2008, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

As of September 30, 2008 the Company had extended aggregate credit of $0.00.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) will impact the Company in the event of any future acquisition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”), which establishes, among other things, the disclosure requirements for derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal periods and interim periods beginning after November 15, 2008.  The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

Management believes that this statement will not have a significant impact on the financial statements

NOTE 2: Revolving line of credit

As of September 30, 2008, the Company is obligated under unsecured line of credit of $ 50,000 from a bank and principal balance of such a loan is $ 47,511. The debt is also guaranteed by a personal liability of an officer (Dr. Gak, our CEO and Chairman) and shareholder.

NOTE 3: Related Party Transactions

On August 15, 2007, in connection with the formation of the Company, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000.

Loans from Shareholders increased to $175,669 as of September 30, 2008.  The loans have been made in multiple installments by the Company’s founder and CEO.  Loans from Shareholders is accounted for as a Long-Term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time.  The Company intends to repay the Loans with reasonable interest when funds are available to do so without negatively impacting the overall financial condition of the Company an its ability to operate as necessary at the TBD time of any repayment.

NOTE 4: Stockholders’ Equity:

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $ 0.0001. As of September 30, 2008, Company has 21,266,680 shares issued and outstanding.

The Company is also authorized to issue 10,000,000 shares of preferred stock with a par value of $ 0.0001. As of September 30, 2008, Company has 100 preferred share Series A issued or outstanding.

The Company was incorporated in the State of New Jersey on August 14, 2007 with 1,000 common shares, no par value.  On April 18, 2008, the shareholders approved an amendment to the Certificate of Incorporation, which was filed with the State of New Jersey on May 16, 2008 and thereby effective on such date, so that, as amended: (a) the authorized capital stock was increased so that the authorized number of common shares was increased from 1,000 shares, no par value, to 100,000,000 shares of commons stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value; and, (b) that the existing outstanding stock of 1,000 shares would be split forward at a rate of 1:20,000. The amendment also gave the Board of Directors the right to establish one or more series of preferred stock in such amounts and with such rights, privileges and preferences as the Board of Directors may, from time to time, determine.

On July 17, 2008 the Board of Directors authorized the issuance of common shares in-lieu-of-cash payments to a number of its service providers and consultants for services rendered under contract or on invoice.  All issuances for services have been accounted for at a per-share rate of $0.25 / share and all charges for such have been included in the financial statements presented.

NOTE 5: Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may, or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

 NOTE 6: Commitment

Company leases its office space for its headquarters operation at a monthly rent of $ 750 which expires on March 31, 2009.

Minimum future monthly rental commitment to March 31, 2009 is $ 4,500.

[OUTSIDE BACK COVER OF PROSPECTUS]

BAETA CORP.
1,141,962 SHARES COMMON STOCK

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$$116.00
Transfer Agent Fees	$$2,000.00
Accounting Fees and Expenses	$$10,000
Legal Fees and Expenses	$$25,000
Printers	$$5,000
Miscellaneous	$0
Total	$$42,116

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.          Indemnification of Directors and Officers

We are incorporated in the State of New Jersey. The New Jersey Business Corporation Act and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by New Jersey law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15.          Recent Sales of Unregistered Securities

On August 15, 2007, in connection with the formation of the Company, Dr. Alexander Gak, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000. By Amendment to the Articles of Incorporation, the Company subsequently conducted a forward stock split of 20,000 to 1, whereby Dr. Gak currently owns 20,000,000 shares of the Company’s common stock. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted. Dr. Gak was issued the 100 shares of Series A Preferred Stock on that same day for consideration of $100. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

From the period of August through September of 2008, the Company conducted an offering of its common stock solely to accredited investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600. The Company’s sole Officer and Director, Dr. Alexander Gak’s spouse, Marina Suni was a participant to this offering, purchasing 320,000 shares of common stock at the purchase price of $0.25 per share, for an aggregate purchase price of $80,000. By law, her shares are not being registered for sale in this registration statement.

On June 23, 2008, the Company issued 4,000 shares of its common stock to members of The Sourlis Law Firm. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 5,000 shares of its common stock to Dr. Alex Y. Bekker. The Company issued the stock in consideration for scientific consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 1,000 shares of its common stock to Robert Sturtz. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 1,000 shares of its common stock to Display Equation, LLC. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 20,000 shares of its common stock to M.B. Turnkey Design. The Company issued the stock in consideration for product design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 100,000 shares of its common stock to Ultraflex International, Inc. The Company issued the stock in consideration for product engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008 and September 2, 2008, the Company issued 10,000 and 11,280 (for an aggregate of 21,280) shares respectively of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 20,000 shares of its common stock to Mark Donskoy. The Company issued the stock in consideration for internet security consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 152,000 shares of its common stock to Douglas A. Rogers. The Company issued the stock in consideration for executive and financial consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On July 17, 2008, the Company issued 11,000 shares of its common stock to Prime Studios, Inc. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On September 2, 2008, the Company issued 1,000 shares of its common stock to Vasyl Rubyov. The Company issued the stock in consideration for software engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On October 28, 2008, the Company issued an additional 152,000 shares of its common stock to Douglas A. Rogers pursuant to an Amendment to the original consulting agreement between Rogers Consulting and Baeta Corp. The Company issued the stock in consideration for executive and financial consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On November 17, 2008, the Company issued 10,000 shares of its common stock to Chabad of Fort Lee as a charitable donation to a religious organization, upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On December 12, 2008, the Company issued 8,000 shares of its common stock to Cutting Edge Consulting, Inc. The Company issued the stock in consideration for marketing consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On December 12, 2008, the Company issued 10,000 shares of its common stock to members of The Sourlis Law Firm, including Philip Magri, Esq. and Joseph M. Patricola, Esq. Mr. Magri and Mr. Patricola each received 5,000 shares. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On December 12, 2008, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the software contract between BAETA Corp. and Extranome, Inc. As noted above, our sole officer and director, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

On January 23, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the software contract between BAETA Corp. and Extranome, Inc. As noted above, our sole officer and director, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

On January 23, 2009, the Company issued 9,282 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

On January 26, 2009, the Company issued its common stock to Yevgeny Litvak, a qualified and accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 6,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Litvak, for an aggregate of $3,000.

Item 16.          Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of BAETA Corp. (1)

3.1.1	Amended Articles of Incorporation of BAETA Corp. (1)

3.2	Bylaws (1)

5.1	Legal Opinion of The Sourlis Law Firm

10.1	Exclusive Software Agreement between Extranome, Inc. and BAETA Corp. (1)

10.2	Consulting Agreement with Douglas A. Rogers dated May 15, 2008 (1)

10.3	Amended Consulting Agreement with Douglas A. Rogers dated August 18, 2008 (1)

10.4	Amended Consulting Agreement with Douglas A. Rogers dated October 28, 2008

10.5	Consulting Agreement with Ventana Capital Partners dated March 1, 2008.

10.6	Settlement and Release with Ventana Capital Partners dated November 14, 2008.

14.1	BAETA Corp. Code of Ethics (1)

14.1	BAETA Corp. Code of Business Conduct (1)

23.1	Consent of Stan Lee, Certified Public Accountants

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-154243) filed on October 14, 2008.

Item 17.          Undertakings

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Since the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. “

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A (Amendment No. 1) and authorized this registration statement to be signed on its behalf by the undersigned, in Warren, New Jersey, on February 10, 2009.

BAETA CORP.

By:	/s/ DR. ALEXANDER GAK
Dr. Alexander Gak President, Chief Executive Officer and Chairman (Principal Executive, Financial, Accounting Officer and Controller)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ DR. ALEXANDER GAK	President, Chief Executive Officer and Chairman	February 10, 2009
Dr. Alexander Gak	(Principal Executive, Financial, Accounting Officer and Controller)